UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DATASCOPE CORP.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
PARCHE, LLC
RCG ENTERPRISE, LTD
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
DAVID DANTZKER, M.D.
WILLIAM J. FOX
MARK R. MITCHELL
PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Datascope Corp., a Delaware corporation (the “Company”).

Item 1: On December 17, 2007, Ramius Capital issued the following press release

Three Independent Proxy Advisory Services Support Change to the Datascope Board of Directors
Monday December 17, 8:44 am ET
Egan-Jones Proxy Services Recommends Shareholders Vote on Ramius' White Proxy Card
Ramius Urges Shareholders to Vote 'For' Dr. David Dantzker and 'For' William J. Fox

NEW YORK--(BUSINESS WIRE)--Starboard Value and Opportunity Master Fund Ltd., an affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C. (collectively, “Ramius”), today announced that Egan-Jones Proxy Services (“Egan- Jones”), a private, independent voting advisory service, has recommended that shareholders of Datascope Corp. (“Datascope” or the “Company”) (NASDAQ: DSCP - News) vote on Ramius’ WHITE proxy card to elect Dr. David Dantzker to the Board of Directors of Datascope at its 2007 Annual Meeting of Shareholders, which is scheduled for December 20, 2007. Egan-Jones joins Institutional Shareholder Services (ISS) and PROXY Governance in recommending that shareholders vote on Ramius’ WHITE proxy card.

Ramius Partner Mark R. Mitchell said: “We are very pleased that yet another independent proxy advisory service has recommended that shareholders of Datascope cast their votes in favor of change on Datascope’s board of directors. Given Datascope’s history of financial underperformance and significant operational and governance problems, we believe that voting for both of Ramius’ independent nominees -- Dr. David Dantzker and Mr. William J. Fox -- is the best way to ensure that Datascope will be run for the benefit of all shareholders.”

In reaching its conclusion, Egan-Jones considered the following factors:

•	Conflicting conclusions reached by the Internal Audit Committee and Legal Counsel and the Audit Committee of the Board of the Company

•
The resignations of three members of senior management of the Company, including most importantly its former CFO and former legal counsel, subsequent to the release of the report of the Internal Audit Committee which made the conflict evident

•	The historical financial performance of the Company

•	The qualification of Ramius Group nominee Dr. David Dantzker

Ramius strongly encourages Datascope stockholders to sign, date, and return the WHITE proxy card and vote FOR Dr. David Dantzker and FOR William J. Fox. Shareholders who have questions, or need assistance in voting their shares, should call Ramius’ proxy solicitors, Innisfree M&A Incorporated, Toll-Free at 888-750-5834 or collect at 212-750-5833. For more information on how to vote, as well as other proxy materials, please visit www.ShareholdersForDatascope.com.

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On November 2, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of shareholders of Datascope Corp., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company (“Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG Enterprise, Ltd, a Cayman Islands exempted company ("RCG Enterprise"), RCG Starboard Advisors, LLC, a Delaware limited liability company ("RCG Starboard Advisors"), Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, David Dantzker, M.D., William J. Fox, Mark R. Mitchell and Peter A. Feld (the "Participants"). As of December 14, 2007, Starboard beneficially owned 634,058 shares of Common Stock of the Company and Parche beneficially owned 120,579 shares of Common Stock of the Company. As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 120,579 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of Parche, RCG Starboard Advisors is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company except to the extent of their pecuniary interest therein. As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Dr. Dantzker and Messrs. Fox, Mitchell and Feld are deemed to beneficially own the 634,058 shares of Common Stock of the Company owned by Starboard and the 120,579 shares of Common Stock of the Company owned by Parche. Dr. Dantzker and Messrs. Fox, Mitchell and Feld each disclaim beneficial ownership of shares of Common Stock of the Company that they do not directly own.

Contact:
Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080